UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-22739	95-3409686
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

400 N. Sam Houston Parkway E., Suite 400
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

281-618-0400
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signatures
Index to Exhibits
Indenture
Registration Rights Agreement
Purchase Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.

     See Item 3.02 Unregistered Sales of Equity Securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

     See Item 3.02 Unregistered Sales of Equity Securities.

Item 3.02 Unregistered Sales of Equity Securities.

     On March 30, 2005, pursuant to the terms of a Purchase Agreement dated March 23, 2005, between Cal Dive International, Inc. (“Cal Dive”) and Banc of America Securities LLC, as representative of the initial purchasers, Cal Dive issued $300 million in aggregate principal amount of unsecured 3.25% Convertible Senior Notes due 2025. After an aggregate underwriting discount of $7,500,000 on the issue, Cal Dive received gross proceeds of $292,500,000. These gross proceeds will be used for general corporate purposes including a contribution to Cal Dive’s 50/50 joint venture Deepwater Gateway L.L.C. relating to early retirement of debt, identifiable capital expenditures and potential acquisitions.

     The notes were issued at an issue price of 100%. They bear interest at the rate of 3.25% per annum and mature on December 15, 2025. Interest will be payable on June 15 and December 15 of each year, with the first interest payment being payable on June 15, 2005. Holders of the notes may convert them into cash and shares of Cal Dive’s common stock at a conversion rate of 15.5600 shares per $1,000 principal amount of notes (equal to a conversion price of approximately $64.27 per share), subject to adjustment, under the following circumstances:

•	During any fiscal quarter commencing after March 31, 2005, if the last reported sale price of Cal Dive’s common stock is greater than or equal to 120% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

•	If Cal Dive has called the notes for redemption and the redemption has not yet occurred; or

•	Upon the occurrence of specified corporate transactions, as described in the Indenture filed as Exhibit 4.01 hereto.

Pursuant to the terms of the Indenture, the notes are redeemable at Cal Dive’s option at any time on or after December 20, 2012, and holders of the notes may require Cal Dive to repurchase for cash all or a portion of the notes on December 15, 2012, December 15, 2015 and December 15, 2020.

     The notes were issued and sold under the Indenture relating to the 3.25% Convertible Senior Notes due 2025 dated as of March 30, 2005, between Cal Dive International, Inc. and JPMorgan Chase Bank, National Association, as Trustee (the “Indenture”). The Indenture contains customary default provisions for an issue of senior unsecured notes of this nature, including defaults in payment of principal, premium or interest, covenant defaults, cross-defaults to other indebtedness, failures to satisfy or discharge certain outstanding judgments and certain acts of insolvency.

     The notes were offered and sold in the United States in a Rule 144A private unregistered offering to qualified institutional investors.

     Additionally, Cal Dive entered into a registration rights agreement with the initial purchasers of the notes, dated as of March 30, 2005, pursuant to which Cal Dive will use its reasonable best efforts to (i) file, within 90 days after the issuance of the notes, a registration statement to enable holders of notes to sell their notes in transactions registered under the Securities Act of 1933, (ii) cause the registration statement to become effective under the Securities Act of 1933 within 180 days after the notes are issued and (iii) keep the registration statement continuously effective, supplemented and amended, pursuant to the terms of the registration rights agreement.

     Forward-looking statements made in this current report on Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described therein.

Item 8.01 Other Events.

     On March 30, 2005, Cal Dive International, Inc. issued a press release entitled “Cal Dive International, Inc. Closes $300 Million Convertible Senior Notes Offering”. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

4.1	Indenture relating to the 3.25% Convertible Senior Notes due 2025 dated as of March 30, 2005, between Cal Dive International, Inc. and JPMorgan Chase Bank, National Association, as Trustee.

4.2	Form of 3.25% Convertible Senior Note due 2025 (filed as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement dated as of March 30, 2005, between Cal Dive International, Inc. and Banc of America Securities LLC, as representative of the initial purchasers.

4.4	Purchase Agreement dated March 23, 2005, between Cal Dive International, Inc. and Banc of America Securities LLC, as representative of the initial purchasers.

99.1	Press Release of Cal Dive International, Inc. dated March 30, 2005.

Cal Dive International, Inc.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: April 1, 2005

Cal Dive International, Inc.
By:	/S/ A. WADE PURSELL
A. Wade Pursell
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
4.1	Indenture relating to the 3.25% Convertible Senior Notes due 2025 dated as of March 30, 2005, between Cal Dive International, Inc. and JPMorgan Chase Bank, National Association, as Trustee

4.2	Form of 3.25% Convertible Senior Note due 2025 (filed as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement dated as of March 30, 2005, between Cal Dive International, Inc. and Banc of America Securities LLC, as representative of the initial purchasers.

4.4	Purchase Agreement dated March 23, 2005, between Cal Dive International, Inc. and Banc of America Securities LLC, as representative of the initial purchasers.

99.1	Press Release of Cal Dive International, Inc. dated March 30, 2005.